Exhibit 99.31

MBNA MASTER CREDIT CARD TRUST II

SERIES 1997-N

KEY PERFORMANCE FACTORS
January 31, 1998



        Expected B Maturity                                         11/15/00


        Blended Coupon 6.0099%


        Excess Protection Level
          3 Month Average   2.99%
          January, 1998   2.99%
          December, 1997  N/A
          November, 1997  N/A


        Cash Yield                                  17.46%


        Investor Charge Offs                         4.43%


        Base Rate                                   10.05%


        Over 35 Day Delinquency                      4.85%


        Seller's Interest                           16.09%


        Total Payment Rate                          13.52%


        Total Principal Balance                     $34,907,536,752.65


        Investor Participation Amount               $900,000,000.00


        Seller Participation Amount                 $5,616,202,234.16


*For purposes of calculating the Base Rate and Excess Protection Level, a Coupon of 8.05% (52/360) was used. The Base Rate was calculated using a 52 day monthly period, 12/9/97 - 1/31/98.